SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest even reported): March 7, 2006

TECHNOL FUEL CONDITIONHER, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-30053	22-3084979
(State or other Jurisdiction	(Commission File Number)	(IRS Employer Identification)

of Incorporation)

2800 Griffin Drive, Bowling Green, Kentucky	42101
(Address of Principal Executive Offices)	(Zip Code)

(800) 330-2535

Registrant’s telephone number, including area code

(None)

(Former Name or Former Address, it Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act ( 17 CFR 240. 14a-12)

Pre-commencement communications pursuant to Rule 14d-12(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Items 1.01, 5.02, 8.01

On March 7, 2006, Richard P. Underwood, President, Chairman, and Treasurer of Technol Fuel Conditioners, Inc., a Colorado corporation, resigned as an officer and director of the company. In delivering his resignation, Mr. Underwood, acknowledged that his resignation was due solely to personal reasons and that he would remain available to assist the company. Mr. Underwood also resigned, on the same date, as President and Chairman of Allied Syndications, Inc., a Texas corporation, the company’s partially-owned subsidiary.

The Board of Directors of Technol Fuel Conditioners, Inc. and the Board of Directors of Allied Syndications, Inc. each accepted his resignations on March 7, 2006.

The resignation of Mr. Underwood from his positions at Technol Fuel Conditioners, Inc. and at Allied Syndications, Inc. was not the product of or arise out of any disagreement with Technol Fuel Conditioners, Inc., Allied Syndications, Inc., or both of them, on any matter relating the operations, policies, or practices of either or both companies.

A copy of this Form 8-K has been provided to Mr. Underwood prior to the date at which this Form 8-K is being filed and Mr. Underwood has been given sufficient opportunity to review this Form 8-K and provide a letter addressed to the Technol Fuel Conditioners, Inc. Stating whether Mr. Underwood agrees or disagrees with the statements made by Technol Fuel Conditioners, Inc. In this filing and, if not, stating the respects in which he does not agree. In the event that Mr. Underwood should disagree with any statements made in this Form 8-K, Technol Fuel Conditioners, Inc. will promptly file an amendment to this Form 8-K within two business days after receipt of any such letter.

In addition, and on March 7, 2006, C. Shane Poulson, CPA was elected as President and Director of Technol Fuel Conditioners, Inc. and the Board of Directors of Allied Syndications, Inc. elected C. Shane Poulson, CPA as the President and Director of Allied Syndications, Inc.

Mr. Poulson, age 33 holds a B.S. Degree(Accounting) from the University of Kentucky (1994). From 1994 to 2003, Mr. Poulson served as a staff accountant with Taylor, Poulson & Company, PSC and from 2003 to the present, Mr. Poulson served as President of Poulson & Company, PSC of Glasgow, Kentucky. During Technol’s most recent fiscal year ending December 31, 2005, Mr. Poulson through his accounting firm, Poulson & Company, PSC, provided accounting, bookkeeping, consulting, and tax services to Technol and Allied and the amount of fees paid to Poulson & Company, PSC, did not exceed the disclosure levels set forth in Item 404(a) of Regulation S-K. The parties contemplate that Mr. Poulson will continue to provide these services at such levels during the 2006 fiscal year ending December 31, 2006.

The Board of Directors of Technol Fuel Conditioners, Inc. also elected the following additional persons on March 7, 2006: Charles J. Adkins as Chairman of the Board of Technol and Terra L. Underwood as Secretary, Treasurer , and Director of Technol.

Mr. Adkins, age 59, is an attorney. From November 1989 to the present, Mr. Adkins has served as principal of Charles J. Adkins, P.S.C. of Louisville, Kentucky. During Technol’s last fiscal year ending December 31, 2005, Mr. Adkins did not provide services to Technol that exceed the disclosure levels set forth in Item 404(a) of Regulation S-K and there are no current plans for services to be provided to Technol at such levels during the fiscal year ending December 31, 2006. M r. Adkins holds a B.B.A. Degree from Morehead State University of Louisville, at Louisville, Kentucky (1989).

Finally, Terra L. Underwood, age 49, is an artist. Mrs. Underwood is the wife of Richard P. Underwood. During Technol’s last fiscal year ending December 31, 2005, Mrs. Underwood did not provide services to Technol that exceed the disclosure levels set forth in item 404(a) of Regulations S-K and there are no current plans for services to be provided to Technol at such levels during the fiscal year ending December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:         March 7, 2006

TECHNOL FUEL CONDITIONERS, INC.

(Registrant)

BY: /s/ Richard P. Underwood

Richard P. Underwood, President